welltower

2Q18 Supplemental Information

WELL

LISTED

NYSE

Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors housing triple-net	14	404	35,238	7,766	20,481	6,509	482
Long-term/post-acute care	19	180	21,489	40	1,016	127	20,306
Seniors housing operating	17	518	62,557	28,527	21,879	11,723	428
			Square Feet
Outpatient medical	13	251	16,330,593
Land parcels		14
Total	16	1,367

NOI Performance	Same Store(1)				In-Place Portfolio(2)
	Properties	2Q17 NOI	2Q18 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors housing triple-net(3)	305	$100,615	103,783	3.1%	375	$530,360	26.7%
Long-term/post-acute care(3)	147	49,143	50,277	2.3%	156	208,868	10.5%
Seniors housing operating	435	207,304	207,601	0.1%	491	907,492	45.7%
Outpatient medical	231	79,638	81,232	2.0%	244	339,900	17.1%
Total	1,118	$436,700	442,893	1.4%	1,266	$1,986,620	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(4)	Occupancy	EBITDAR Coverage(5)	EBITDARM Coverage(5)	Private Pay	Medicaid	Medicare	Other Government(6)
Seniors housing triple-net	86.2%	1.07	1.23	93.3%	3.2%	0.5%	3.0%
Long-term/post-acute care	82.7%	1.44	1.77	31.3%	33.0%	35.7%	0.0%
Seniors housing operating	87.6%	n/a	n/a	98.1%	0.1%	0.4%	1.4%
Outpatient medical	93.6%	n/a	n/a	98.8%	0.0%	0.0%	1.2%
Total		1.17	1.38	94.6%	1.9%	2.0%	1.5%

Property Acquisitions/Joint Ventures Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Kisco Senior Living	176	300 Kildaire Woods Drive	Cary	North Carolina	US	Raleigh
Sunrise Senior Living	340	3701 International Drive	Montgomery	Maryland	US	Washington D.C.
Total	516

Notes:
(1) See page 24 for reconciliation.
(2) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.
(3) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.
(4) Data as of June 30, 2018 for seniors housing operating and outpatient medical and March 31, 2018 for remaining asset types.
(5) Represents trailing twelve month coverage metrics.
(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Gross Investments
	2014	2015	2016	2017	1Q18	2Q18	14-18 Quarterly Average
Existing relationships	$2,018,581	$3,707,612	$2,768,874	$1,113,787	$389,949	$251,218	$640,658
New relationships	1,561,250	1,112,520	238,167	110,367	188,034	—	199,904
Total	$3,579,831	$4,820,132	$3,007,041	$1,224,154	$577,983	$251,218	$840,562

% Existing	56%	77%	92%	91%	67%	100%	76%

Detail of Acquisitions/JVs
	2014	2015	2016	2017	1Q18	2Q18	14-18 Total
Count	41	44	22	18	5	2	139
Total	$2,981,276	$3,765,912	$2,287,973	$742,020	$475,786	$171,600	$11,071,953
Low	3,500	6,080	10,618	7,310	4,950	75,600	3,500
Median	31,150	33,513	27,402	24,025	42,789	85,800	30,625
High	880,157	437,472	1,150,000	149,400	217,000	96,000	1,150,000

Investment Timing
	Acquisitions/ Joint Ventures	Yield	Loan Advances(1)	Yield	Construction Conversions	Yield	Dispositions	Yield
April	$75,600	6.3%	$1,708	7.8%	$62,230	6.4%	$—	0.0%
May	96,000	7.0%	1,832	7.9%	—	0.0%	55,038	10.8%
June	—	0.0%	1,497	7.9%	26,888	8.2%	11,723	10.0%
Total	$171,600	6.7%	$5,037	7.9%	$89,118	7.0%	$66,761	10.6%

Notes:
(1) Includes advances for non-real estate loans and excludes advances for development loans.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Second Quarter 2018
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures(1)
Seniors housing operating	2	516	units	$171,600	332,558	6.7%

Development(2)
Development projects:
Seniors housing triple-net	8	799	units	$24,610
Long-term/post-acute care	1	120	beds	3,405
Seniors housing operating	8	1,102	units	21,304
Outpatient medical	2	245,455	sf	21,073
Total development projects	19			$70,392
Expansion projects:
Seniors housing triple-net	2	81	units	$2,338
Seniors housing operating	1	48	units	1,851
Total expansion projects	3			$4,189

Total development	22			$74,581		7.8%

Loan advances(3)				5,037		7.9%
Gross investments				$251,218		7.0%

Dispositions(4)
Seniors housing triple-net	1	172	units	$18,038	104,872	11.0%
Long-term/post-acute care	2	230	beds	37,000	160,870	10.7%
Real property dispositions	3			$55,038		10.8%

Loan payoffs				11,723		10.0%
Total dispositions	3			$66,761		10.6%

Net investments				$184,457

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.

(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.

(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2018
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures(1)
Seniors housing operating	11	2,898	units	$599,647	206,918	6.7%
Outpatient medical	3	140,734	sf	47,739	339	6.0%
Total acquisitions	14			$647,386		6.7%

Development(2)
Development projects:
Seniors housing triple-net	9	882	units	$37,813
Long-term/post-acute care	1	120	beds	8,150
Seniors housing operating	8	1,102	units	39,628
Outpatient medical	5	430,270	sf	37,587
Total development projects	23			$123,178
Expansion projects:
Seniors housing triple-net	2	81	units	$8,993
Seniors housing operating	1	48	units	1,851
Total expansion projects	3			$10,844

Total development	26			$134,022		7.9%

Loan advances(3)				47,883		6.1%
Gross investments				$829,291		6.8%

Dispositions(4)
Seniors housing triple-net	26	2,625	units	$452,841	172,511	7.2%
Long-term/post-acute care	4	410	beds	61,985	151,183	11.7%
Seniors housing operating	2	250	units	6,908	27,632	6.5%
Outpatient medical	18	1,441,588	sf	428,727	297	6.0%
Real property dispositions	50			$950,461		6.9%

Loan payoffs				103,796		7.5%
Total dispositions	50			$1,054,257		7.0%

Net investments				$(224,966)

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.

(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.

(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
Sunrise Senior Living North America	124	$—	$—	$263,708	$—	$263,708	13.3%
Sunrise Senior Living United Kingdom	44	—	—	77,300	—	77,300	3.9%
Brookdale Senior Living	145	131,684	—	13,356	—	145,040	7.3%
Revera	98	—	—	115,799	—	115,799	5.8%
Genesis HealthCare	95	—	103,616	—	—	103,616	5.2%
Benchmark Senior Living	37	—	—	79,371	—	79,371	4.0%
Brandywine Living	27	74,357	—	—	—	74,357	3.7%
Senior Resource Group	24	—	—	71,201	—	71,201	3.6%
Belmont Village	19	—	—	64,720	—	64,720	3.3%
Avery	52	58,760	—	1,119	—	59,879	3.0%
Sagora Senior Living	30	20,972	—	33,869	—	54,841	2.8%
Remaining	571	244,587	105,252	187,049	339,900	876,788	44.1%
Total	1,266	$530,360	$208,868	$907,492	$339,900	$1,986,620	100.0%

By Country:
United States	1,005	$446,724	$202,115	$661,157	$318,943	$1,628,939	82.0%
United Kingdom	110	80,180	—	78,285	20,957	179,422	9.0%
Canada	151	3,456	6,753	168,050	—	178,259	9.0%
Total	1,266	$530,360	$208,868	$907,492	$339,900	$1,986,620	100.0%

By MSA:
New York	62	$71,367	$13,196	$54,155	$8,580	$147,298	7.4%
Los Angeles	64	2,723	—	102,780	25,614	131,117	6.6%
Greater London	50	35,616	—	52,660	20,957	109,233	5.5%
Philadelphia	37	20,368	28,840	9,229	22,350	80,787	4.1%
Dallas	51	17,379	3,758	23,951	28,688	73,776	3.7%
Boston	36	1,757	1,411	64,349	1,172	68,689	3.5%
Seattle	28	16,173	—	19,480	14,033	49,686	2.5%
San Francisco	17	12,326	—	35,156	—	47,482	2.4%
Washington D.C.	20	7,819	5,822	32,139	—	45,780	2.3%
Toronto	25	—	—	41,960	—	41,960	2.1%
Houston	26	4,174	—	12,510	24,838	41,522	2.1%
Chicago	22	11,711	1,449	22,496	2,139	37,795	1.9%
San Diego	13	—	2,825	24,833	1,500	29,158	1.5%
Kansas City	24	7,906	5,451	9,064	6,698	29,119	1.5%
Minneapolis	19	12,582	—	3,409	13,087	29,078	1.5%
Miami	23	—	—	10,704	17,458	28,162	1.4%
Montréal	19	—	—	28,134	—	28,134	1.4%
Indianapolis	16	8,133	9,542	—	9,999	27,674	1.4%
Atlanta	17	2,278	—	6,707	17,042	26,027	1.3%
Raleigh	11	16,920	—	7,066	—	23,986	1.2%
Remaining	686	281,128	136,574	346,710	125,745	890,157	44.8%
Total	1,266	$530,360	$208,868	$907,492	$339,900	$1,986,620	100.0%

Notes:
(1) Represents current quarter annualized in-place NOI. See page 22 for reconciliation.

Portfolio

Top Ten Operating Partner Descriptions

Sunrise Senior Living North America, located in McLean, VA, is a privately held company that operates over 320 premium private pay seniors housing communities with over 30,000 units in the United States and Canada.  The portfolio is concentrated in infill locations in major metro markets.  As of June 30, 2018, the Welltower portfolio consists of 124 private pay seniors housing facilities and four developments in 26 states, the District of Columbia and a Canadian Province. Sunrise Senior Living United Kingdom, located in Beaconsfield, UK, is a wholly-owned subsidiary of Sunrise Senior Living. As of June 30, 2018, Welltower owns 44 facilities with over 3,000 units in the United Kingdom, with a large concentration in Greater London.
Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides IL, AL, memory care, and rehab services.  The company operates approximately 1,000 seniors housing facilities located in 47 states and has the ability to serve over 100,000 residents.  As of June 30, 2018, the Welltower portfolio consisted of 145 seniors housing facilities in 29 states.
Revera, headquartered in Mississauga, Ontario, is a leading owner, operator and investor in the senior living sector. Revera owns or operates more than 500 properties across Canada, the United States and the United Kingdom, serving more than 55,000 seniors and employing over 50,000 people. The company offers seniors’ apartments, IL, AL, memory care, and long term care. As of June 30, 2018, the Welltower portfolio consisted of 98 private pay seniors housing facilities located across seven Canadian provinces operated by Revera.
Genesis Healthcare (NYSE:GEN), located in Kennett Square, PA, is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with approximately 450 skilled nursing centers and senior living communities in 29 states nationwide.  Genesis subsidiaries also supply rehabilitation therapy to approximately 1,700 locations in 45 states and the District of Columbia.  As of June 30, 2018, the wholly-owned Welltower portfolio consisted of 67 long term/post-acute care properties and one development project. Welltower also owns a minority stake in a joint venture which owns 28 long term/post-acute care properties. The Welltower properties are spread across 14 states.
Benchmark Senior Living, located in Waltham, MA, is a privately held company that operates private pay seniors housing facilities across eight states with a concentration in New England.  As of June 30, 2018, the Welltower portfolio consisted of 37 private pay seniors housing facilities in five states.
Brandywine Living, located in Mount Laurel, NJ, is a privately held company that operates premium private pay seniors housing facilities with over 2,500 units in six states. The company has a concentration in infill markets in the Mid-Atlantic.  As of June 30, 2018, the Welltower portfolio consisted of 27 existing facilities located in six states.
Senior Resource Group, headquartered in Solana Beach, CA, is an award-winning, fully integrated developer, owner and operator of IL, AL and memory care senior living communities across the United States. Senior Resource Group operates over 30 communities across six states. As of June 30, 2018, the Welltower portfolio consisted of 24 seniors housing facilities in seven states.
Belmont Village, located in Houston, TX, is a privately held company that operates premium private pay seniors housing facilities across eight U.S. states as well as Mexico.  The portfolio is concentrated in infill locations in major metro markets.  As of June 30, 2018, the Welltower portfolio consisted of 19 private pay seniors housing facilities in five states.
Avery, located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of June 30, 2018, the Welltower portfolio consisted of 52 private pay seniors housing facilities in nine regions in England.
Sagora Senior Living, located in Fort Worth, TX, is a privately held company that develops and operates seniors housing facilities across five states. As of June 30, 2018, the Welltower portfolio consisted of 30 seniors housing facilities in four states.

Portfolio

Triple-Net Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.2%	0.0%	0.0%	3	1	0.3%	0.0%	0.3%	7	2
0.85x - 0.95x	0.0%	0.0%	0.0%	—	—	2.9%	0.1%	3.0%	8	5
0.95x - 1.05x	2.2%	0.0%	2.2%	8	3	3.1%	0.9%	4.0%	12	6
1.05x - 1.15x	0.9%	0.1%	1.0%	9	3	13.0%	0.7%	13.7%	9	8
1.15x - 1.25x	13.4%	0.0%	13.4%	9	9	0.6%	0.0%	0.6%	9	2
1.25x - 1.35x	3.0%	1.6%	4.6%	11	6	2.6%	5.2%	7.8%	16	6
>1.35x	3.9%	7.4%	11.3%	14	14	1.1%	2.2%	3.3%	10	7
Total	23.6%	9.1%	32.7%	11	36	23.6%	9.1%	32.7%	11	36

(dollars in thousands at Welltower pro rata ownership)
Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Long-Term / Post-Acute Care	Outpatient Medical	Interest Income	Seniors Housing Operating	Total Revenues	% of Total
2018	$173,812	$—	$10,914	$5,293	$—	$190,019	4.5%
2019	—	—	28,367	10,059	—	38,426	0.9%
2020	—	—	32,512	7,024	—	39,536	0.9%
2021	3,203	1,291	40,067	1,813	—	46,374	1.1%
2022	2,370	1,219	41,706	21,100	—	66,395	1.6%
2023	—	—	29,847	1,660	—	31,507	0.7%
2024	10,842	—	32,213	858	—	43,913	1.0%
2025	64,033	—	19,485	2,874	—	86,392	2.0%
2026	64,617	34,613	29,410	701	—	129,341	3.1%
2027	31,693	2,343	9,778	588	—	44,402	1.1%
2028	13,441	36,543	15,135	1,118	—	66,237	1.6%
Thereafter	192,181	143,380	95,194	2,490	2,999,410	3,432,655	81.4%
	$556,192	$219,389	$384,628	$55,578	$2,999,410	$4,215,197	100.0%

Weighted Avg Maturity Years	10	13	7	4	n/a	9

Notes:
(1) Represents trailing twelve month coverage metrics as of March 31, 2018 for stable portfolio only. Agreements included represent 88% of total seniors housing triple-net and long-term/post-acute care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.

(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.

(3) Total weighted average revenue maturity includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

Portfolio

(Currency amounts in thousands, except per bed/unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Quality Indicators

Long-Term/Post-Acute Care	US Portfolio(1,3)		Industry Benchmarks(2)
Property age	19		39
Quality mix (revenues)	67.0%		46.0%
EBITDARM per bed	22,201		DNA

Seniors Housing Operating	US Portfolio(3,5,6)		Industry Benchmarks(4)
Property age	16		21
5 year total population growth	3.9%		3.5%
5 year 75+ population growth	14.4%		12.2%
Housing value		$536,727		$209,770
Household income		$92,172		$61,045
REVPOR		$7,151		$4,707
SS REVPOR growth	3.5%		2.6%
SSNOI per unit		$23,724		$17,827
SSNOI growth	0.0%		DNA

	UK Portfolio(3,5,6)		Industry Benchmarks(7)
Property age	10		21
Units per property	79		41
5 year total population growth	3.8%		3.3%
5 year 75+ population growth	18.6%		8.9%
Housing value		£475,423		£289,612
REVPOR		£6,463		£3,720
SS REVPOR growth	2.9%		3.3%
SSNOI per unit		£18,917		£9,544
SSNOI growth	0.3%		DNA

	Canadian Portfolio(3,5,6)		Industry Benchmarks(8)
5 year total population growth	5.2%		5.0%
5 year 75+ population growth	17.4%		DNA
Housing value	C$	840,120	C$	692,675
Household income	C$	107,818	C$	95,952
REVPOR	C$	3,602	C$	2,320
SS REVPOR growth	2.1%		2.4%
SSNOI per unit	C$	15,349	DNA
SSNOI growth	0.8%		DNA
Notes:
(1) Welltower data as of March 31, 2018 for long-term/post-acute care. EBITDARM per bed represents trailing twelve months results for stable portfolio.
(2) Property age per 2Q18 NIC MAP for Majority NC Properties in the primary and secondary markets; quality mix per NIC Skilled Nursing Data Report, March 31, 2018.
(3) Property age, housing value and household income are NOI-weighted as of June 30, 2018. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 23 for reconciliations.
(4) Property age, REVPOR and REVPOR growth per 2Q18 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2018-2023 Claritas projections; housing value and household income are the US median per Claritas 2018; NOI per unit per The State of Seniors Housing 2017 and represents 2016 results.
(5) REVPOR is based on total 2Q18 results. See page 23 for reconciliation.
(6) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.35. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.25. See page 24 for reconciliation.
(7) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2017-2022 CACI projections; housing value represents UK average per CACI 2017.
(8) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2017; population growth reflects 2018-2023 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2018; REVPOR and REVPOR growth represent annual averages from 2018 CMHC Seniors' Housing Survey.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 3.3% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)	Est. Annual Job Growth(9)
Los Angeles	37 / 4,253	$102,780	15.5%	3 / 362	5 / 928	$3,996	3.4%	13.2%	6,879	$91,581	$822,309	0.4%	1.3%
Boston	32 / 2,410	64,349	9.7%	1 / 96	1 / 98	2,095	3.5%	10.3%	3,013	104,603	542,019	3.5%	1.6%
New York	16 / 1,216	54,155	8.2%	5 / 607	4 / 263	11,327	0.7%	7.0%	5,537	107,728	509,927	5.9%	1.2%
San Francisco	12 / 1,320	35,156	5.3%	1 / 125	1 / 79	4,441	4.8%	15.6%	7,469	113,115	1,039,627	(0.2)%	1.8%
Washington D.C.	12 / 1,292	32,139	4.9%	2 / 254	5 / 435	3,818	4.1%	15.8%	5,325	121,306	687,066	4.1%	0.7%
San Diego	10 / 1,309	24,833	3.8%	—	—	—	4.3%	17.9%	4,874	90,961	710,656	0.8%	2.2%
Dallas	13 / 1,839	23,951	3.6%	1 / 180	1 / 215	779	7.5%	26.0%	3,327	76,833	267,926	3.9%	3.4%
Chicago	14 / 1,654	22,496	3.4%	1 / 102	1 / 120	689	0.3%	14.1%	3,385	87,163	322,786	3.6%	0.8%
Seattle	10 / 1,094	19,480	2.9%	—	—	—	5.8%	19.0%	5,047	88,637	498,176	(0.7)%	3.3%
San Jose	6 / 735	15,144	2.3%	—	—	—	5.3%	14.5%	6,353	114,915	1,102,564	(1.1)%	3.2%
Houston	8 / 947	12,510	1.9%	3 / 541	2 / 263	5,285	8.3%	29.1%	3,545	89,706	447,885	2.8%	2.6%
New Haven	5 / 524	10,842	1.6%	—	—	—	-0.3%	5.0%	2,290	70,037	228,944	(0.1)%	0.6%
Miami	2 / 849	10,704	1.6%	—	—	—	6.4%	18.8%	4,289	72,813	303,340	0.4%	0.9%
Norwalk	3 / 305	9,532	1.4%	2 / 252	2 / 215	5,885	1.9%	11.5%	1,076	120,293	471,980	17.7%	0.3%
Philadelphia	5 / 374	9,229	1.4%	3 / 337	2 / 139	3,941	0.9%	4.7%	1,912	98,394	377,865	2.9%	1.4%
Phoenix	7 / 768	9,197	1.4%	1 / 100	1 / 144	1,186	6.6%	17.1%	3,428	70,000	313,354	8.7%	3.1%
Santa Maria, CA	2 / 605	9,176	1.4%	—	—	—	4.2%	8.2%	2,818	84,181	645,136	N/A	1.8%
Kansas City	6 / 784	9,064	1.4%	1 / 156	1 / 90	277	3.1%	14.1%	2,355	80,978	273,005	5.3%	1.5%
Charlottesville, VA	1 / 302	8,864	1.3%	—	—	—	3.5%	7.9%	2,091	48,712	314,516	N/A	3.1%
San Antonio	3 / 725	7,525	1.1%	—	—	—	9.1%	26.1%	2,730	59,635	208,173	(0.2)%	2.2%
Tampa	3 / 905	7,217	1.1%	1 / 120	1 / 327	424	9.7%	20.0%	1,433	74,199	247,128	2.4%	2.3%
Providence	2 / 250	7,076	1.1%	—	—	—	2.8%	13.7%	969	99,807	390,053	(0.6)%	1.3%
Raleigh	2 / 250	7,066	1.1%	2 / 471	2 / 250	6,632	6.5%	24.6%	3,064	83,708	276,844	11.2%	3.0%
Manchester, NH	2 / 168	6,993	1.1%	—	—	—	1.1%	8.4%	1,916	76,194	251,002	N/A	1.1%
Atlanta	6 / 610	6,707	1.0%	4 / 687	4 / 443	4,360	6.7%	26.7%	3,593	85,419	424,644	8.1%	1.7%
Total - Top 25	219 / 25,488	$526,185	79.6%	31 / 4,390	33 / 4,009	$55,135	4.0%	15.0%	4,463	$95,148	$588,046	2.7%	1.7%
All Other US SHO Markets	76 / 8,966	134,972	20.4%	10 / 1,329	12 / 1,554	11,001	3.7%	12.8%	2,535	81,037	344,736
Total US SHO	295 / 34,454	$661,157	100.0%	41 / 5,719	45 / 5,563	$66,136	3.9%	14.4%	3,973	$92,172	$536,727

% of Total IPNOI						3.3%
US National Average							3.5%	12.2%	93	$61,045	$209,770	2.9%	1.6%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.

(2) Represents annualized IPNOI. See pages 5 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2018-2023.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2018 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q18. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.

(9) Annual job growth data represents MSA level growth from May 2017-May 2018 per Bureau of Labor Statistics.
(10) Weighted by IPNOI.
(11) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 6.3% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)	Est. Annual Job Growth(9)
Los Angeles	37 / 4,253	$102,780	15.5%	3 / 362	10 / 1,491	$9,294	3.4%	13.4%	6,667	$85,785	$760,136	0.4%	1.3%
Boston	32 / 2,410	64,349	9.7%	4 / 306	4 / 299	3,585	3.6%	10.8%	2,844	102,941	527,330	3.5%	1.6%
New York	16 / 1,216	54,155	8.2%	9 / 1,167	7 / 483	27,207	0.9%	7.3%	5,135	104,287	480,809	5.9%	1.2%
San Francisco	12 / 1,320	35,156	5.3%	1 / 125	1 / 79	4,441	4.9%	15.3%	6,380	109,958	969,890	(0.2)%	1.8%
Washington D.C.	12 / 1,292	32,139	4.9%	5 / 582	9 / 1,019	8,216	4.6%	16.7%	5,259	118,213	659,796	4.1%	0.7%
San Diego	10 / 1,309	24,833	3.8%	1 / 200	2 / 249	1,752	4.7%	17.0%	4,400	87,898	661,269	0.8%	2.2%
Dallas	13 / 1,839	23,951	3.6%	3 / 417	2 / 293	1,823	7.3%	24.8%	3,154	71,721	258,667	3.9%	3.4%
Chicago	14 / 1,654	22,496	3.4%	5 / 581	3 / 358	6,359	0.1%	14.7%	3,148	89,138	332,368	3.6%	0.8%
Seattle	10 / 1,094	19,480	2.9%	—	—	—	6.0%	20.9%	4,765	86,025	497,100	(0.7)%	3.3%
San Jose	6 / 735	15,144	2.3%	—	—	—	5.2%	14.8%	5,456	113,979	1,094,375	(1.1)%	3.2%
Houston	8 / 947	12,510	1.9%	3 / 541	3 / 366	5,285	8.5%	31.8%	3,592	81,354	309,730	2.8%	2.6%
New Haven	5 / 524	10,842	1.6%	1 / 160	1 / 103	776	0.0%	5.3%	2,398	69,098	244,440	(0.1)%	0.6%
Miami	2 / 849	10,704	1.6%	—	—	—	6.4%	14.4%	4,270	64,937	278,536	0.4%	0.9%
Norwalk	3 / 305	9,532	1.4%	3 / 392	2 / 215	6,384	1.5%	10.5%	1,311	89,072	455,132	17.7%	0.3%
Philadelphia	5 / 374	9,229	1.4%	4 / 437	2 / 139	3,941	0.9%	5.4%	2,154	91,155	343,625	2.9%	1.4%
Phoenix	7 / 768	9,197	1.4%	10 / 1,734	6 / 721	6,178	6.8%	18.2%	3,154	68,925	292,107	8.7%	3.1%
Santa Maria, CA	2 / 605	9,176	1.4%	—	—	—	4.8%	9.2%	1,666	78,859	677,092	N/A	1.8%
Kansas City	6 / 784	9,064	1.4%	2 / 228	3 / 451	2,230	3.3%	14.2%	2,218	76,163	239,142	5.3%	1.5%
Charlottesville, VA	1 / 302	8,864	1.3%	—	—	—	5.2%	11.5%	1,474	61,696	323,077	N/A	3.1%
San Antonio	3 / 725	7,525	1.1%	—	—	—	8.8%	25.8%	2,557	60,774	198,014	(0.2)%	2.2%
Tampa	3 / 905	7,217	1.1%	1 / 120	1 / 327	424	9.7%	17.3%	1,414	60,418	214,566	2.4%	2.3%
Providence	2 / 250	7,076	1.1%	—	—	—	2.3%	12.2%	1,204	100,344	380,686	(0.6)%	1.3%
Raleigh	2 / 250	7,066	1.1%	2 / 471	2 / 250	6,632	7.9%	31.2%	2,558	91,285	333,406	11.2%	3.0%
Manchester, NH	2 / 168	6,993	1.1%	—	—	—	1.2%	10.2%	1,534	75,667	259,725	N/A	1.1%
Atlanta	6 / 610	6,707	1.0%	6 / 995	5 / 535	5,292	6.7%	27.9%	3,322	82,386	381,747	8.1%	1.7%
Total - Top 25	219 / 25,488	$526,185	79.6%	63 / 8,818	63 / 7,378	$99,819	4.1%	15.3%	4,200	$91,486	$557,148	2.7%	1.7%
All Other US SHO Markets	76 / 8,966	134,972	20.4%	26 / 3,454	25 / 2,606	25,588	3.7%	13.5%	2,337	76,380	321,872
Total US SHO	295 / 34,454	$661,157	100.0%	89 / 12,272	88 / 9,984	$125,407	4.0%	14.9%	3,726	$88,300	$507,523

% of Total IPNOI						6.3%
US National Average							3.5%	12.2%	93	$61,045	$209,770	2.9%	1.6%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. For this table, we have applied a 5-mile competitive ring to all of our properties. We have also included a sensitivity with a 3-mile ring.

(2) Represents annualized IPNOI. See pages 5 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2018-2023.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2018 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q18. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.

(9) Annual job growth data represents MSA level growth from May 2017-May 2018 per Bureau of Labor Statistics.
(10) Weighted by IPNOI.
(11) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating(1)

Total Performance	2Q17	3Q17	4Q17	1Q18	2Q18
Properties	466	481	484	496	499
Beds/Units	54,391	57,103	57,303	60,007	60,811
Total occupancy	87.9%	87.7%	87.3%	86.4%	86.0%
Total revenues	$633,851	$655,955	$672,725	$678,938	$706,452
Operating expenses	$425,229	$441,185	$455,629	$462,817	$477,299
NOI	$208,622	$214,770	$217,096	$216,121	$229,153
NOI margin	32.9%	32.7%	32.3%	31.8%	32.4%
Recurring cap-ex	$9,028	$9,051	$16,793	$12,199	$9,775
Other cap-ex	$23,574	$39,010	$58,719	$18,323	$35,624

Same Store Performance(2)	2Q17	3Q17	4Q17	1Q18	2Q18
Properties	435	435	435	435	435
Occupancy	89.0%	89.0%	88.8%	88.0%	87.9%
Same store revenues	$616,013	$624,737	$625,984	$624,443	$630,872
Compensation	252,009	256,952	261,500	263,892	264,136
Utilities	20,930	23,220	22,386	24,263	20,940
Food	22,709	22,943	23,200	22,146	22,501
Repairs and maintenance	13,888	14,275	15,468	14,908	15,063
Property taxes	19,417	18,954	17,046	19,108	18,959
All other	79,756	79,132	80,778	77,623	81,672
Same store operating expenses	408,709	415,476	420,378	421,940	423,271
Same store NOI	$207,304	$209,261	$205,606	$202,503	$207,601
Year over year growth rate					0.1%

Partners	Properties	Beds / Units	Welltower Ownership %	Core Markets	2Q18 NOI	% of Total
Sunrise Senior Living	172	14,634	97.6%	Southern California	$36,251	15.8%
Revera	98	12,156	75.0%	Boston	16,011	7.0%
Benchmark Senior Living	37	3,087	95.0%	Northern California	15,805	6.9%
Senior Resource Group	24	4,496	67.1%	New York / New Jersey	13,434	5.9%
Belmont Village	19	2,791	95.0%	Greater London	12,914	5.6%
Silverado Senior Living	27	2,482	95.7%	Toronto	10,433	4.6%
Chartwell Retirement Residences	40	7,898	52.4%	Washington D.C.	9,451	4.1%
Sagora Senior Living	14	2,697	89.2%	Montréal	7,043	3.1%
Merrill Gardens	11	1,454	80.0%	Seattle	4,862	2.1%
Senior Star Living	11	2,064	90.0%	Ottawa	4,575	2.0%
Discovery Senior Living	6	1,930	53.6%	Vancouver	2,862	1.2%
Brookdale Senior Living	13	1,787	80.0%	Birmingham, UK	1,067	0.5%
Cogir	6	1,466	95.0%	Manchester, UK	1,055	0.5%
Northbridge	6	506	95.0%	Core Markets	135,763	59.2%
EPOCH Senior Living	3	230	95.0%	All Other	93,390	40.8%
Oakmont Senior Living	2	145	100.0%	Total	$229,153	100.0%
Kisco	1	176	90.0%
Avery	5	445	87.5%
Signature Senior Lifestyle	4	367	87.5%
Total	499	60,811

Notes:
(1) Excludes land and properties classified as held for sale.
(2) See page 24 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Core Performance(1)	2Q17	3Q17	4Q17	1Q18	2Q18
Properties	239	240	246	249	249
Square feet	15,733,848	15,775,193	16,145,070	16,285,804	16,286,006
Occupancy(2)	94.0%	94.1%	93.8%	94.0%	93.6%
Total revenues	$121,842	124,706	125,139	126,368	$126,236
Operating expenses	$39,081	40,978	39,743	40,937	$39,475
NOI	$82,761	$83,728	$85,396	$85,431	$86,761
NOI margin	67.9%	67.1%	68.2%	67.6%	68.7%
Revenues per square foot(2)	$33.31	$34.08	$33.59	$33.69	$33.56
NOI per square foot(2)	$22.62	$22.88	$22.92	$22.77	$23.06
Recurring cap-ex	$5,344	$7,831	$5,272	$5,759	$5,878
Other cap-ex	$4,120	$4,432	$7,097	$5,239	$7,165

Same Store Performance(1, 3)	2Q17	3Q17	4Q17	1Q18	2Q18
Properties	231	231	231	231	231
Occupancy	94.1%	94.1%	93.7%	93.8%	93.4%
Same store revenues	$117,746	$119,685	$118,932	$119,867	$118,638
Same store operating expenses	38,108	39,710	38,339	38,895	37,406
Same store NOI	$79,638	$79,975	$80,593	$80,972	$81,232
Year over year growth rate					2.0%

Portfolio Diversification by Tenant(2, 4)	Rental Income	% of Total	Quality Indicators(2)
Tenet Health	$32,422	8.4%	Health system affiliated properties as % of NOI	95.1%
Kelsey-Seybold	21,631	5.6%	Health system affiliated tenants as % of rental income	65.5%
Virtua	15,708	4.1%	Retention (trailing twelve months)	76.2%
Florida Medical Clinic	11,526	3.0%	In-house managed properties as % of square feet(5)	99.4%
Texas Health Resources	11,370	3.0%	Average remaining lease term	6.7
Remaining Portfolio	291,971	75.9%	Average building size (square feet)	65,406
Total	$384,628	100.0%	Average age (years)	13

Expirations(2)	2018	2019	2020	2021	2022	Thereafter
Occupied square feet	464,739	1,163,533	1,341,407	1,580,328	1,723,388	8,567,398
% of occupied square feet	3.1%	7.8%	9.0%	10.6%	11.6%	57.7%

Notes:
(1) Includes consolidated rental properties, mortgages, unconsolidated properties and development properties, and excludes land parcels and properties sold or classified as held for sale.
(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and unconsolidated properties, and excludes land parcels and properties sold or classified as held for sale. Per square foot amounts are annualized.

(3) Includes 231 same store properties representing 15,156,050 square feet. See page 24 for reconciliation.
(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes land parcels and all assets held for sale.

(5) Includes only multi-tenant properties.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Long-term/Post-acute Care	Commitment Amount	Balance at 6/30/18	Estimated Conversion
Seniors Housing Triple-Net
Reigate, UK	87	—	63	24	—	$27,677	$19,875	3Q18
El Dorado, CA	80	—	57	23	—	28,000	3,637	4Q18
Kingswood, UK	73	—	46	27	—	11,425	3,623	1Q19
Apex, NC	152	98	30	24	—	30,883	—	3Q19
Westerville, OH	90	—	63	17	10	22,800	5,647	3Q19
StoryPoint, KY	162	162	—	—	—	34,600	4,210	1Q20
Droitwich, UK	70	—	45	25	—	16,714	4,721	1Q20
Edenbridge, UK	85	—	51	34	—	21,011	5,071	3Q20
Subtotal	799	260	355	174	10	$193,110	$46,784

Long-Term/Post-Acute Care
Exton, PA	120	—	—	—	120	$34,175	$26,710	3Q18

Seniors Housing Operating
Bushey, UK	95	—	71	24	—	$40,333	$35,639	3Q18
Toronto, ON	332	332	—	—	—	33,795	20,788	2Q19
Scarborough, ON	172	141	—	31	—	24,501	2,330	4Q19
Shrewsbury, NJ	81	—	52	29	—	11,696	2,426	4Q19
Wilton, CT	90	—	59	31	—	13,974	3,725	1Q20
New York, NY	151	—	69	82	—	141,666	77,476	1Q20
Wandsworth, UK	98	—	78	20	—	58,347	25,877	1Q20
Fairfield, CT	83	—	54	29	—	12,648	3,281	4Q20
Subtotal	1,102	473	383	246	—	$336,960	$171,542

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation		Commitment Amount	Balance at 6/30/18	Estimated Conversion
Brooklyn, NY		140,955	100%	Yes		$105,177	$52,438	3Q19
Mission Viejo, CA		104,500	100%	Yes		71,372	14,625	3Q19
Subtotal		245,455				$176,549	$67,063

Total Development Projects						$740,794	$312,099

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2018 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors housing triple-net	8	799	7.5%	$67,521	$78,805	$146,326	$193,110
Long-term/post-acute care	1	120	8.0%	7,465	—	7,465	34,175
Seniors housing operating	8	1,102	8.1%	36,501	128,917	165,418	336,960
Outpatient medical	2	245,455	6.8%	50,982	58,504	109,486	176,549
Total	19		8.0%	$162,469	$266,226	$428,695	$740,794

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q18 actual	$136,762	9.3%	2018 estimate	$356,065	8.2%
2Q18 actual	89,118	7.0%	2019 estimate	311,649	7.3%
3Q18 estimate	102,185	8.5%	2020 estimate	298,960	7.9%
4Q18 estimate	28,000	6.1%	Total	$966,674	7.8%
1Q19 estimate	11,425	8.0%
2Q19 estimate	33,795	7.6%
3Q19 estimate	230,232	7.0%
4Q19 estimate	36,197	8.3%
1Q20 estimate	265,301	7.8%
3Q20 estimate	21,011	8.0%
4Q20 estimate	12,648	9.7%
	$966,674	7.8%

Unstabilized Properties
	3/31/2018 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	6/30/2018 Properties	Beds / Units
Seniors housing triple-net	27	(4)	1	(1)	23	2,675
Long-term/post-acute care	12	(3)	—	—	9	1,266
Seniors housing operating	24	(4)	—	1	21	2,383
Total	63	(11)	1	—	53	6,324

Occupancy	3/31/2018 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	Progressions	6/30/2018 Properties
0% - 50%	23	—	1	—	(7)	17
50% - 70%	20	(3)	—	—	4	21
70% +	20	(8)	—	—	3	15
Total	63	(11)	1	—	—	53

Occupancy	6/30/2018 Properties	Months In Operation	Revenues	% of Total Revenues(3)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	17	5	$38,296	0.9%	$404,362	1.3%
50% - 70%	21	19	53,272	1.3%	426,177	1.4%
70% +	15	24	50,570	1.2%	465,438	1.5%
Total	53	16	$142,138	3.4%	$1,295,977	4.2%

Notes:
(1) Includes development projects (construction in progress, development loans, and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes revenues annualized from amounts presented on page 7.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors housing operating(1)	$907,492	47,536	units
Seniors housing triple-net	530,360	31,165	units
Long-term/post-acute care	208,868	15,690	beds
Outpatient medical	339,900	15,041,891	square feet
Total in-place NOI(2)	1,986,620
Incremental stabilized NOI(3)	29,742
Total stabilized NOI	$2,016,362

Obligations
Lines of credit	$540,000
Senior unsecured notes(4)	8,461,754
Secured debt(4)	2,632,937
Capital lease obligations	71,302
Total Debt	$11,705,993
Add (Subtract):
Other liabilities (assets), net(5)	$400,216
Cash and cash equivalents and restricted cash	(272,383)
Preferred stock	718,498
Net Obligations	$12,552,324

Other Assets
Land parcels	$50,549		Effective Interest Rate(7)
Real estate loans receivable(6)	431,144		8.0%
Non real estate loans receivable	286,891		8.8%
Other investments(8)	49,734
Investments held for sale(9)	708,561
Development properties:(10)
Current balance	$315,466
Unfunded commitments	439,728
Committed balances	$755,194
Projected yield	8.0%
Projected NOI	$60,416

Common Shares Outstanding	372,030

Notes:
(1) Includes $14,271,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 22 for reconciliation.
(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open for less than two years.
(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1.3 billion of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as follows:
Unearned revenues	$203,121
Below/(above) market lease intangibles, net	38,697
Deferred taxes, net	(14,185)
Available-for-sale equity investments	(21,903)
In place lease intangibles, net	(52,048)
Other non-cash liabilities / (assets), net	3,772
Total non-cash liabilities/(assets), net	$157,454
(6) Represents $499,516,000 of real estate loans excluding development loans and net of $68,372,000 of allowance for loan losses.
(7) Average cash-pay interest rates are 8.0% and 6.1% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(8) Represents fair value estimate of unconsolidated equity investments including Genesis HealthCare stock and a management company investment not reflected in NOI.
(9) Represents expected proceeds from assets held for sale.
(10) See pages 13-14. Also includes expansion projects.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	2Q17	3Q17	4Q17	1Q18	2Q18
Revenues:
Seniors housing triple-net
Rental income	$145,575	$148,492	$145,824	$143,923	$137,864
Interest income	7,989	8,083	7,144	7,087	7,428
Other income	2,177	1,240	936	312	12,959
Total revenues	155,741	157,815	153,904	151,322	158,251
Long-term/post-acute care
Rental income	74,648	74,441	74,422	63,284	61,598
Interest income	12,912	12,105	4,831	7,463	5,819
Other income	365	1,948	(900)	1,064	236
Total revenues	87,925	88,494	78,353	71,811	67,653
Seniors housing operating
Resident fees and service	660,591	682,589	699,545	704,930	731,580
Interest income	—	—	—	85	172
Other income	1,030	1,432	1,118	1,143	1,554
Total revenues	661,621	684,021	700,663	706,158	733,306
Outpatient medical
Rental income	128,848	131,792	131,950	126,785	126,044
Interest income	—	—	—	12	43
Other income	707	495	461	182	195
Total revenues	129,555	132,287	132,411	126,979	126,282
Corporate and land
Rental income	54	84	26	86	62
Other income	150	651	322	307	439
Total revenues	204	735	348	393	501
Total
Rental income	349,125	354,809	352,222	334,078	325,568
Resident fees and service	660,591	682,589	699,545	704,930	731,580
Interest income	20,901	20,188	11,975	14,647	13,462
Other income	4,429	5,766	1,937	3,008	15,383
Total revenues	$1,035,046	$1,063,352	$1,065,679	$1,056,663	$1,085,993
Property operating expenses:
Seniors housing triple-net	$—	$—	$—	$17	$9
Long-term/post-acute care	—	—	—	—	124
Seniors housing operating	446,219	462,531	477,430	484,636	498,277
Outpatient medical	39,388	41,347	40,057	41,010	39,533
Corporate and land	178	95	60	163	126
Total property operating expenses	$485,785	$503,973	$517,547	$525,826	$538,069
Net operating income:
Seniors housing triple-net	$155,741	$157,815	$153,904	$151,305	$158,242
Long-term/post-acute care	87,925	88,494	78,353	71,811	67,529
Seniors housing operating	215,402	221,490	223,233	221,522	235,029
Outpatient medical	90,167	90,940	92,354	85,969	86,749
Corporate and land	26	640	288	230	375
Net operating income	$549,261	$559,379	$548,132	$530,837	$547,924

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale. See pages 11-12 for more information.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	6/30/2018		6/30/2018
Net income (loss)	$620,384		$167,273
Interest expense	493,986		121,416
Income tax expense (benefit)	31,761		3,841
Depreciation and amortization	933,072		236,275
EBITDA	$2,079,203		$528,805
Loss (income) from unconsolidated entities	57,221		(1,249)
Stock-based compensation(2)	26,158		5,167
Loss (gain) on extinguishment of debt, net	12,377		299
Impairment of assets	132,638		4,632
Loss (gain) on real estate dispositions, net	(406,942)		(10,755)
Provision for loan losses	62,966		—
Loss (gain) on derivatives and financial instruments, net	(14,309)		(7,460)
Additional other income	(10,805)		(10,805)
Other expenses(2)	171,243		10,058
Total adjustments	30,547		(10,113)
Adjusted EBITDA	$2,109,750		$518,692
0
Interest Coverage Ratios
Interest expense	$493,986		$121,416
Capitalized interest	10,437		2,100
Non-cash interest expense	(11,628)		(1,716)
Total interest	$492,795		$121,800
EBITDA	$2,079,203		$528,805
Interest coverage ratio	4.22	x	4.34	x
Adjusted EBITDA	$2,109,750		$518,692
Adjusted Interest coverage ratio	4.28	x	4.26	x
0
Fixed Charge Coverage Ratios
Total interest	$492,795		$121,800
Secured debt principal amortization	60,258		14,139
Preferred dividends	46,704		11,676
Total fixed charges	$599,757		$147,615
EBITDA	$2,079,203		$528,805
Fixed charge coverage ratio	3.47	x	3.58	x
Adjusted EBITDA	$2,109,750		$518,692
Adjusted Fixed charge coverage ratio	3.52	x	3.51	x
0
Net Debt to EBITDA Ratios
Total debt			$11,435,559
Less: cash and cash equivalents(3)			(215,120)
Net debt			$11,220,439
EBITDA Annualized			2,115,220
Net debt to EBITDA ratio			5.30	x
Adjusted EBITDA Annualized			$2,074,768
Net debt to Adjusted EBITDA ratio			5.41	x
0
Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Includes IRC Section 1031 deposits, if any.

Financial

(amounts in thousands except share price)
Leverage and Current Capitalization
		% of Total
Book Capitalization
Lines of credit	$540,000	2.0%
Long-term debt obligations(1)	10,895,559	41.3%
Cash and cash equivalents(2)	(215,120)	(0.8)%
Net debt to consolidated book capitalization	11,220,439	42.5%
Total equity(3)	15,198,644	57.5%
Consolidated book capitalization	$26,419,083	100.0%
Joint venture debt, net(4)	170,859
Total book capitalization	$26,589,942

Undepreciated Book Capitalization
Lines of credit	$540,000	1.7%
Long-term debt obligations(1)	10,895,559	34.6%
Cash and cash equivalents(2)	(215,120)	(0.7)%
Net debt to consolidated undepreciated book capitalization	$11,220,439	35.6%
Accumulated depreciation and amortization	5,113,928	16.2%
Total equity(3)	15,198,644	48.2%
Consolidated undepreciated book capitalization	$31,533,011	100.0%
Joint venture debt, net(4)	170,859
Total undepreciated book capitalization	$31,703,870

Enterprise Value
Lines of credit	$540,000	1.5%
Long-term debt obligations(1)	10,895,559	30.2%
Cash and cash equivalents(2)	(215,120)	(0.6)%
Net debt to consolidated enterprise value	$11,220,439	31.1%
Common shares outstanding	372,030
Period end share price	62.69
Common equity market capitalization	$23,322,561	64.5%
Noncontrolling interests(3)	856,721	2.4%
Preferred stock	718,498	2.0%
Consolidated enterprise value	$36,118,219	100.0%
Joint venture debt, net(4)	170,859
Total enterprise value	$36,289,078

Secured Debt as % of Total Assets
Secured debt(1)	$2,450,483	8.9%
Total assets	$27,618,982

Total Debt as % of Total Assets
Total debt(1)	$11,435,559	41.4%
Total assets	$27,618,982

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(1)	$8,913,774	34.4%
Unencumbered assets	$25,916,082

Notes:
(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.
(2) Inclusive of IRC Section 1031 deposits, if any.
(3) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(4) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit(2)	Senior Unsecured Notes(3,4,5)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(6)	% of Total	Wtd. Avg. Interest Rate
2018	$—	$—	$197,438	$20,084	$(20,798)	$196,724	1.7%	4.2%
2019	—	600,000	476,109	56,712	(87,144)	1,045,677	9.0%	4.1%
2020	—	685,810	138,533	54,240	(32,691)	845,892	7.3%	5.0%
2021	540,000	1,140,259	340,621	25,378	(116,073)	1,930,185	16.6%	3.0%
2022	—	600,000	224,330	12,652	(30,579)	806,403	6.9%	4.9%
2023	—	500,000	290,628	18,812	(104,272)	705,168	6.1%	4.0%
2024	—	400,000	287,602	36,095	(81,237)	642,460	5.5%	4.4%
2025	—	1,250,000	126,540	371,744	(31,178)	1,717,106	14.8%	3.9%
2026	—	700,000	38,853	15,717	(9,233)	745,337	6.4%	4.2%
2027	—	—	136,189	60,171	(34,623)	161,737	1.4%	3.6%
Thereafter	—	2,585,685	205,235	78,390	(31,308)	2,838,002	24.3%	4.8%
Totals	$540,000	$8,461,754	$2,462,078	$749,995	$(579,136)	$11,634,691	100.0%

Weighted Avg Interest Rate(7)	3.0%	4.5%	3.8%	3.8%	3.6%	4.2%

Weighted Avg Maturity Years	2.9	7.7	5.5	9.0	5.4	7.2

% Floating Rate Debt	100.0%	8.2%	34.8%	13.5%	54.3%	16.2%

Debt by Local Currency(1)
	Lines of Credit	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt	Investment Hedges(8)
United States	$540,000	$6,657,500	$1,138,999	$547,861	$(278,357)	$8,606,003	$—
United Kingdom	—	1,385,685	177,737	—	(44,434)	1,518,988	1,176,698
Canada	—	418,569	1,145,342	202,134	(256,345)	1,509,700	437,595
Totals	$540,000	$8,461,754	$2,462,078	$749,995	$(579,136)	$11,634,691	$1,614,293

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The primary unsecured credit facility has capacity of $3.7 billion with remaining availability of $2.4 billion. As of June 30, 2018, letters of credit in the aggregate amount of $22 million have been issued which reduces the available borrowing capacity. The unsecured revolving credit facility matures on May 13, 2020 (with an option to extend for two successive terms of six months each at our discretion) and the term credit facilities mature on May 13, 2021.
(3) 2021 amounts include a $500 million term loan and a CAD$250 million unsecured term loan (approximately $190 million USD at June 30, 2018). The loans mature on May 13, 2021. The interest rates on the loans are LIBOR + 95 bps for USD and CDOR + 95 bps for CAD.
(4) 2020 amounts include CAD$300 million of 3.35% senior unsecured notes (approximately $228 million USD at June 30, 2018). The notes mature on November 25, 2020.
(5) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $726 million USD at June 30, 2018). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $660 million USD at June 30, 2018). The notes mature on December 1, 2034.
(6) Excludes capital lease obligations of $71.3 million, of which $69.3 million mature in April 2023 and $2 million have various maturities.
(7) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 90 bps. Senior notes and secured debt average interest rate represents the face value note rate.
(8) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $51.4 million, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care.  Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.  Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively.  For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.
Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.
Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.
Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date.   A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, the company considers EBITDA, A-EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of its operating performance. Excluding EBITDA and A-EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding Welltower’s minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While the company considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower’s joint venture arrangements and should be used with caution.
The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, and sub-leases as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator transitions and/or segment transitions (except triple-net to seniors housing operating with the same operator) are also excluded from the same store amounts. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure.  None of these adjustments, which may increase or decrease SSNOI, are reflected in the company’s financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. The company believes NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at the company’s seniors housing operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company’s seniors housing operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined A-EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, and other expenses. We believe that EBITDA and A-EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and A-EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and A-EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to A-EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.
Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	2Q17	3Q17	4Q17	1Q18	2Q18
Net income (loss)	$203,441	$89,299	$(89,743)	$453,555	$167,273
Loss (gain) on real estate dispositions, net	(42,155)	(1,622)	(56,381)	(338,184)	(10,755)
Loss (income) from unconsolidated entities	3,978	(3,408)	59,449	2,429	(1,249)
Income tax expense (benefit)	(8,448)	669	25,663	1,588	3,841
Other expenses	6,339	99,595	60,167	3,712	10,058
Impairment of assets	13,631	—	99,821	28,185	4,632
Provision for loan losses	—	—	62,966	—	—
Loss (gain) on extinguishment of debt, net	5,515	—	371	11,707	299
Loss (gain) on derivatives and financial instruments, net	736	324	—	(7,173)	(7,460)
General and administrative expenses	32,632	29,913	28,365	33,705	32,831
Depreciation and amortization	224,847	230,138	238,458	228,201	236,275
Interest expense	116,231	122,578	127,217	122,775	121,416
Consolidated net operating income	$556,747	$567,486	$556,353	$540,500	$557,161
NOI attributable to unconsolidated investments(1)	21,873	22,431	21,539	21,620	21,725
NOI attributable to noncontrolling interests(2)	(29,359)	(30,538)	(29,760)	(31,283)	(30,962)
Pro rata net operating income (NOI)(3)	$549,261	$559,379	$548,132	$530,837	$547,924

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Triple-net	Long-Term /Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Corporate & Land	Total
Revenues	$158,251	$67,653	$733,306	$126,282	$501	$1,085,993
Property operating expenses	(9)	(124)	(498,277)	(39,533)	(126)	(538,069)
NOI(3)	158,242	67,529	235,029	86,749	375	547,924
Adjust:
Interest income	(7,428)	(5,819)	(172)	(43)	—	(13,462)
Other income	(12,959)	(236)	(1,554)	(195)	(439)	(15,383)
Sold / held for sale	(3,001)	(5,160)	(5,702)	12	—	(13,851)
Developments / land	—	(7)	205	—	64	262
Non In-Place NOI(4)	(2,054)	(4,090)	(2,221)	(2,037)	—	(10,402)
Timing adjustments(5)	(210)	—	1,288	489	—	1,567
Total adjustments	(25,652)	(15,312)	(8,156)	(1,774)	(375)	(51,269)
In-Place NOI	132,590	52,217	226,873	84,975	—	496,655
Annualized In-Place NOI	$530,360	$208,868	$907,492	$339,900	$—	$1,986,620

Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions. Excludes recently announced Brookdale transaction.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada		Total
Consolidated SHO revenues(1)	$568,965	$80,621		$115,581	$765,167
Unconsolidated SHO revenues attributable to Welltower(2)	22,585	—		20,123	42,708
SHO revenues attributable to noncontrolling interests(3)	(42,481)	(6,281)	(25,807)		(74,569)
Pro rata SHO revenues(4)	549,069	74,340		109,897	733,306
SHO interest and other income	(1,396)	(30)	(300)		(1,726)
SHO revenues attributable to held for sale properties	(25,509)	(1,172)		—	(26,681)
Adjustment for standardized currency rate(5)	—	(563)		3,573	3,010
SHO local revenues	522,164	72,575		113,170	707,909
Average occupied units/month	24,407	2,780		13,128	40,315
REVPOR/month in USD	$7,151	$8,725		$2,881	$5,869
REVPOR/month in local currency(5)		£6,463	C$	3,602

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit
	United States		United Kingdom		Canada			Total
	2Q17	2Q18	2Q17	2Q18	2Q17		2Q18	2Q17	2Q18
SHO SS REVPOR Growth
Consolidated SHO revenues(1)	$503,984	$568,965	$70,042	$80,621	$104,063		$115,581	$678,089	$765,167
Unconsolidated SHO revenues attributable to WELL(2)	22,397	22,585	—	—	19,338		20,123	41,735	42,708
SHO revenues attributable to noncontrolling interests(3)	(29,552)	(42,481)	(4,107)	(6,281)	(24,544)		(25,807)	(58,203)	(74,569)
SHO pro rata revenues(4)	496,829	549,069	65,935	74,340	98,857		109,897	661,621	733,306
Non-cash revenues on same store properties	(119)	(110)	(19)	(22)	—		—	(138)	(132)
Revenues attributable to non-same store properties	(52,003)	(75,718)	(16,192)	(19,369)	(2,561)		(9,343)	(70,756)	(104,430)
Currency and ownership adjustments(5)	4,532	—	2,765	(436)	7,301		3,278	14,598	2,842
SH-NNN to SHO conversions (6)	11,834	—	—	—	—		—	11,834	—
Other normalizing adjustments(7)	—	—	(1,146)	(716)	—		—	(1,146)	(716)
SHO SS revenues(8)	461,073	473,241	51,343	53,797	103,597		103,832	616,013	630,870
Avg. occupied units/month(9)	22,069	21,884	2,066	2,104	11,893		11,668	36,028	35,656
SHO SS REVPOR(10)	$6,983	$7,228	$8,307	$8,546	$2,912		$2,974	$5,715	$5,914
SS REVPOR YOY growth	—%	3.5%	—%	2.9%	—%		2.1%	—	3.5%

SHO SSNOI Growth
Consolidated SHO NOI(1)	$159,148	$175,125	$20,174	$20,295	$39,656		$44,085	$218,978	$239,505
Unconsolidated SHO NOI attributable to WELL(2)	9,006	8,245	—	—	7,396		7,996	16,402	16,241
SHO NOI attributable to noncontrolling interests(3)	(10,208)	(9,950)	(236)	(923)	(9,534)		(9,844)	(19,978)	(20,717)
SHO pro rata NOI(4)	157,946	173,420	19,938	19,372	37,518		42,237	215,402	235,029
Non-cash NOI on same store properties	503	(587)	(19)	(22)	—		1	484	(608)
NOI attributable to non-same store properties	(14,395)	(21,350)	(3,945)	(3,050)	(768)		(3,655)	(19,108)	(28,055)
Currency and ownership adjustments(5)	1,279	—	887	(116)	2,788		1,261	4,954	1,145
SH-NNN to SHO conversions(6)	6,902	—	—	—	—		—	6,902	—
Other normalizing adjustments(7)	(184)	510	(1,146)	(420)	—		—	(1,330)	90
SHO pro rata SSNOI(8)	$152,051	$151,993	$15,715	$15,764	$39,538		$39,844	$207,304	$207,601
SHO SSNOI growth		0.0%		0.3%			0.8%		0.1%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(4)		$600,229		$64,227			$160,515		$824,971
Average units in service(11)		25,300		2,515			13,072		40,887
SSNOI/unit in USD		$23,724		$25,538			$12,279		$20,177
SSNOI/unit in local currency(5)				£18,917		C$	15,349

Notes:
(1) Represents consolidated revenues or consolidated NOI per Note 17 to Welltower's Form 10-Q for the quarter ended June 30, 2018.
(2) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(3) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(4) Represents SHO revenues/NOI/SSNOI at Welltower pro rata ownership. See pages 16 & 24 for more information.
(5) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.25 and to translate UK properties at a GBP/USD rate of 1.35.

(6) Represents the revenues and NOI of certain properties that were converted from SH-NNN to SHO with the same operator. Amounts derived from unaudited operating results provided by the operator and were not a component of WELL earnings.

(7) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(8) Represents SS SHO revenues/NOI at Welltower pro rata ownership.
(9) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(10) Represents pro rata SS average revenues generated per occupied room per month.
(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store Property Reconciliation	SH-NNN	LT/PAC	SHO	OM	Total
Total properties	407	180	521	259	1,367
Recent acquisitions/ development conversions	(11)	(1)	(24)	(14)	(50)
Under development/redevelopment	(2)	(2)	(22)	(3)	(29)
Current held for sale	(12)	(23)	(18)	(2)	(55)
Land parcels, loans and sub-leases	(19)	(7)	(5)	(8)	(39)
Transitions	(58)	—	(16)	(1)	(75)
Other(1)	—	—	(1)	—	(1)
Same store properties	305	147	435	231	1,118

Same Store NOI Reconciliation	2Q17	3Q17	4Q17	1Q18	2Q18	Y/o/Y
Seniors Housing Triple-net
NOI	$155,741	$157,815	$153,904	$151,305	$158,242
Non-cash NOI on same store properties	(3,293)	(2,500)	(3,116)	(4,228)	(1,077)
NOI attributable to non-same store properties	(52,775)	(54,644)	(49,082)	(42,929)	(52,347)
Currency and ownership adjustments(2)	582	347	299	(488)	(52)
Other normalizing adjustments(5)	360	272	129	(122)	(983)
SSNOI	100,615	101,290	102,134	103,538	103,783	3.1%

Long-Term/Post-Acute Care
NOI	87,925	88,494	78,353	71,811	67,529
Non-cash NOI on same store properties	(2,561)	(3,701)	(1,125)	(4,684)	(3,942)
NOI attributable to non-same store properties	(28,197)	(27,263)	(19,600)	(17,550)	(13,365)
Currency and ownership adjustments(2)	123	4	28	19	55
Normalizing adjustments for rent restructuring(3)	(8,527)	(8,568)	(8,546)	—	—
Other normalizing adjustments(5)	380	382	384	—	—
SSNOI	49,143	49,348	49,494	49,596	50,277	2.3%

Seniors Housing Operating
NOI	215,402	221,490	223,233	221,522	235,029
Non-cash NOI on same store properties	484	267	(353)	(652)	(608)
NOI attributable to non-same store properties	(19,108)	(18,411)	(18,560)	(18,889)	(28,055)
Currency and ownership adjustments(2)	4,954	1,528	940	(32)	1,145
SH-NNN to SHO conversions(4)	6,902	5,320	—	—	—
Other normalizing adjustments(5)	(1,330)	(933)	346	554	90
SSNOI	207,304	209,261	205,606	202,503	207,601	0.1%

Outpatient Medical
NOI	90,167	90,940	92,354	85,969	86,749
Non-cash NOI on same store properties	(2,689)	(2,375)	(2,587)	(1,294)	(1,504)
NOI attributable to non-same store properties	(7,825)	(8,524)	(8,948)	(3,440)	(4,139)
Currency and ownership adjustments(2)	286	44	(67)	(216)	(43)
Other normalizing adjustments(5)	(301)	(110)	(159)	(47)	169
SSNOI	79,638	79,975	80,593	80,972	81,232	2.0%

Corporate & Land
NOI	26	640	288	230	375
NOI attributable to non-same store properties	(26)	(640)	(288)	(230)	(375)
SSNOI	—	—	—	—	—

Total
NOI	549,261	559,379	548,132	530,837	547,924
Non-cash NOI on same store properties	(8,059)	(8,309)	(7,181)	(10,858)	(7,131)
NOI attributable to non-same store properties	(107,931)	(109,482)	(96,478)	(83,038)	(98,281)
Currency and ownership adjustments	5,945	1,923	1,200	(717)	1,105
Normalizing adjustments, net	(2,516)	(3,637)	(7,846)	385	(724)
SSNOI	$436,700	$439,874	$437,827	$436,609	$442,893	1.4%

Notes :
(1) Includes 1 flooded property.
(2) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.25 and to translate UK properties at a GBP/USD rate of 1.35.
(3) Represents adjustments related to rent restructuring for one LTPAC master lease.
(4) Represents the performance of certain properties that were converted from SH-NNN to SHO with the same operator. Amounts represent unaudited operating results provided by the operator and were not a component of WELL earnings.

(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Forward-Looking Statement and Risk Factors

Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company’s opportunities to acquire, develop or sell properties; the company’s ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company’s operators/tenants and properties; the company’s expected occupancy rates; the company’s ability to declare and to make distributions to shareholders; the company’s investment and financing opportunities and plans; the company’s continued qualification as a real estate investment trust (“REIT”); the company’s ability to access capital markets or other sources of funds; and the company’s ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; the company’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”). Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated July 27, 2018 and other information filed with, or furnished to, the SEC.  The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC.  You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.  The company also routinely posts important information on its website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information.  The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading “Investors.”  Accordingly, investors should monitor such portion of the company’s website in addition to following its press releases, public conference calls and filings with the SEC.  The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.